SETTLEMENT AGREEMENT

     AGREEMENT made and entered into as of this 10th day of January 2007, with respect to Yost et al.., Case No. 2005 CV 8902, in the District Court in and for Denver County, State of Colorado (the “Civil Action”), by an among the Plaintiffs in the Civil Action (hereinafter collectively referred to as the “Plaintiffs”) Banyan Corporation (“Defendant”) Chiropractic USA, Inc; Premier Medical Group, Inc. and Virtual Medical Systems, Inc. (hereinafter collectively referred to as the “Banyan Subsidiaries”), and Anderson Thompson Corporation, a Colorado corporation, Steven M. Feder, Steven M Feder PC d/b/a Feder Law Firm, Lloyd K. Parrish, (the Third-Party Defendants in said Civil Action hereinafter collectively referred to as the "Third Party Defendants") and Robert Simels and Larry Stanley (hereinafter collectively referred to as the "Other Parties”).

W I T N E S S E T H:

     WHEREAS, the Court in the Civil Action entered judgment in favor of the Plaintiffs and Third Party Defendant Feder Law Firm on August 4, 2006 (the "Judgment") based on the Previous Settlement and; WHEREAS, Defendant filed a Notice of Appeal of the Judgment; and,

     WHEREAS, the Court in the Civil Action awarded attorney's fees in favor of the Plaintiffs and Third-Party Defendant Feder Law Firm on December 8, 2006 (the "Award");

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Payment by Defendant. Defendant and Banyan Subsidiaries agree to pay to the Plaintiffs, Third-Party Defendants and Robert Simels the sum of $250,000 when this agreement is entered. Defendant agrees to pay $250,000 by wire transfer to the Feder Law Firm COLTAF account pursuant to wire instructions provided by Feder Law Firm. Upon receipt of the funds, Plaintiffs agree to file the Stipulated of Dismissal and also immediately dismiss and vacate any orders or judgments entered in all other actions commenced in connection with this Civil Action including but not limited to an action in Alberta Canada and an action in Oregon.

In addition, Defendant and Banyan Subsidiaries agree to pay $160,000 to the Plaintiffs, Third-Party Defendants and Robert Simels in equal monthly installments of ten thousand dollars beginning on the first business day of July 2007 and the first business day of each subsequent month until paid in full to be paid by wire transfer to the Feder Law Firm COLTAF account pursuant to wire instructions provided by Feder Law Firm.

     2. Default. In the event Feder Law Firm fails to receive an installment payment on or before the 1ST of each month, Feder Law Firm shall notify Banyan Corp. and the Banyan Subsidiaries by sending notice of default by facsimile or by certified mail, return receipt requested, to the following:

Mr. Michael Gelmon

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 0 of 19

Banyan Corporation
5005 Elbow Dr. S.W., Suite 207
Calgary, AB Canada T2S 2T6
Fax: (403) 287-8804

     Banyan Corp. shall have ten (10) business days to cure any default starting from the date the notice of default is received by Banyan Corp. or faxed to Banyan Corp. (the “grace period”). Banyan Corp. shall notify Feder Law Firm of any change in address for notice of default in writing to Feder Law Firm 730 17th Street - Suite 550, Denver, Colorado, 80202.

     Banyan Corp and the Banyan Subsidiaries have in connection with the execution of this Agreement, executed a Confession of Judgment in favor of Feder Law Firm in the amount of $350,000 less any installment payments made to the date of default plus interest on the unpaid balance starting on the day notice of default is given at the rate of 22%. No reduction in the Confession of Judgment is to be provided for the initial payment of $250,000. Banyan Corp. and each and every Banyan Subsidiary agree to be jointly and severally liable for all payments owed to Plaintiffs. A copy of the Confession of Judgment is attached as Exhibit A and is hereby incorporated by reference. In the event that Banyan Corp. or Banyan Subsidiaries breaches the payment agreement and fails to cure the breach after notice within the grace period, Feder Law Firm may apply to the Court on written verified motion for entry of judgment against Banyan Corp. and Banyan Subsidiaries pursuant to Exhibit A. Plaintiffs shall give notice to Banyan and Banyan Subsidiaries by sending a copy of the written motion for entry of judgment by facsimile to Banyan at the number above. After ten (10) day from the facsimile notice to Banyan Corp., judgment shall be entered pursuant to the Confession of Judgment against Banyan and Banyan Subsidiaries.

     3. Release of Claims. Other than the rights under this Settlement Agreement, Plaintiffs, Defendant, Third-Party Defendant and Other Parties, for themselves, their directors, officer, affiliates, heirs, executors, administrators, successors and assigns, do hereby release and discharge each other from any and all manner of actions and causes of action, judgments, executions, debts, dues, claims, and demands of every kind and nature whatsoever, known or unknown against each other party, their directors, officers, affiliates, agents, attorneys, executors, administrators, successors and assigns that Plaintiffs, Defendant, Third-Party Defendants and Other Parties ever had or have, or which they or their heirs, executors, administrators, successors and assigns may have now or may hereafter have with respect to Banyan and the other transactions and occurrences and the related facts, circumstances and issues involved in the Civil Action, their legal and business relationships with each other, and their directors, officers, affiliates, agents and attorneys and Plaintiffs’ relationship with Banyan.

     Accordingly, Lloyd K. Parrish and Carol Parrish and Banyan will enter into a stipulation for dismissal with prejudice with respect to Lloyd Parrish and Carol Parrish v. Banyan Corporation, Civil Action No. 2005 CV 4269 pending in the State of Colorado, El Paso County District Court. All of Banyan’s claims against Stanley shall be dismissed with prejudice.

     The Parties, either directly or indirectly through their directors, officers, agents or attorneys, shall not initiate, institute or participate in any investigation or legal proceedings with

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 1 of 19

respect to any party that they were adverse to in this litigation. However, this does not prevent any party from testifying pursuant to court order or subpoena. Banyan and Banyan Subsidiaries will not use a breach of this provision as a defense to, or as a setoff to, the installment payments due under this Agreement or to the enforcement of the confessions of judgment they have executed. The sole remedy for a breach of this provision is a new and separate action for damages and/or injunctive relief against the individual party that allegedly breached this provision. The term of this provision is from the date of this Agreement and will continue for two years from the date of this Agreement.

     Banyan will fully cooperate with Plaintiffs and Third-Party Defendants efforts to remove any restrictions and sell any stock previously issued to Plaintiffs and Third-Party Defendants.

     4. Costs and Attorney Fees. The parties hereto stipulate and agree that they shall bear their own respective costs and attorneys’ fees in connection with the all legal proceedings prior to the date hereof, except as provided below. The Judgment and Attorney Fee Award are merged into this agreement.

     5. Enforcement of Settlement Agreement. The parties stipulate and agree that the Denver District Court in which the Civil Action is now pending has jurisdiction over this Settlement Agreement and will retain jurisdiction to enforce this Settlement Agreement. Plaintiffs and Defendant further stipulate and agree that, in the event of a breach of this Settlement Agreement by either party, the non-breaching party may exercise any and all available remedies, including, but not limited to, pre-judgment attachment, obtaining a temporary restraining order ex parte or other or emergency order without notice, and shall be entitled to recover reasonable attorneys’ fees related to enforcement of this Settlement Agreement.

     6. Miscellaneous. The parties agree to execute a Stipulation for Dismissal and any other document and to do any other act or thing as may be necessary and proper to effectuate the purposes of this Settlement Agreement. This Settlement Agreement sets forth the entire agreement and understanding of the parties; replaces and supersedes all prior agreements and understandings concerning the subject matter hereof, including the Settlement and Mutual Release Agreement entered into in or about July 2005 and the Judgment and Attorney Fee Award; shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; may be executed in counterparts, each of which all have binding effect; and, shall be governed by and construed in accordance with the laws of the State of Colorado.

     7. Representations and Warranties. The Parties, and each of them, represent and warrant as follows:

a.	This Agreement is a legal, valid, enforceable and binding obligation of the Parties, and each of them, and is enforceable by or against each party in accordance with its terms.

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 2 of 19

b.

Each individual signing on behalf of an entity has the right, power and authority to bind the entity and has taken all action by and through the entity as is required by the entity’s governing documents and under applicable law to authorize such person to execute this Agreement.

c.	The Parties, and each of them, acknowledge and agree that the recitals and other representations set forth in this Agreement are true and accurate.

d.

The Parties, and each of them, agree that the compromise and settlement which underlie this Agreement is the product of arms-length negotiations, that each party is entering into this Agreement freely and without duress or coercion, that each party is capable of reviewing and discerning the contents of this Agreement and the effects and consequences thereof, and that this Agreement represents a general, final, and mutually agreeable compromise entered into by the parties hereto in good faith, upon independent investigation, after the opportunity for independent consultation with counsel, and because each party hereto has concluded that it is in his or its individual best interests to do so.

e.	This Agreement shall be binding in all respects upon, and shall inure to the benefit of, the heirs, successors and assigns of the parties.

f.

This Agreement and the confession of judgment procedures and amounts are legal, valid, enforceable, and voluntary, not a penalty, and a reasonable estimate of the damages. Any and any all defenses to the entry of confession of the judgment, other than prior payment, are expressly waived.

g.	All parties submit to the jurisdiction and venue of the Denver District Court for enforcement of the settlement agreement. .

h.	Banyan and Banyan Subsidiaries will not raise any defenses to enforcement of this Agreement in any collection actions in any other jurisdictions or countries, other than payment.

     8. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement except by written instruments signed by the Party charged with the wavier or estoppel; no written wavier shall be deemed a continuing waiver unless specifically stated therein, and the written wavier shall operate only as to the specific term or condition waived, and not for the future or as to any other act than that specifically waived.

     9. Headings. The headings of paragraphs herein are intended solely for the convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

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     10. Gender and Number. Whenever applicable, the pronouns designating the feminine, masculine or neuter shall equally apply to the feminine, neuter and masculine genders; the singular shall include the plural and the plural shall include the singular.

     11. Delay in Exercise of Rights. No failure on the part of the Parties to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     12. Beneficiaries. Nothing in this Agreement, whether express or implied, shall confer any rights or remedies under or by reason of this Agreement on any person, group or entity other than as expressly provided herein.

     13. Authorship. The Parties acknowledge that this Agreement is the result of negotiations and joint authorship and agree that this Agreement shall not be construed or interpreted against any single Party on the grounds of sole or primary authorship. The Parties further acknowledge that each has had the full opportunity to consult with legal counsel and any other advisors of their choice.

     IN WITNESS WHEREOF, the parties do hereby execute this Agreement on the dates set opposite their respective signatures effective as of the day and year first above written.

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DISTRICT COURT CITY AND COUNTY OF DENVER, COLORADO 1437 Bannock Street Denver Colorado 80202	COURT USE ONLY

Plaintiffs: YOST et. al.

v.

Defendant: BANYAN CORPORATION

v.

Third Party Defendants: ANDERSON THOMPSON CORPORATION, a Colorado corporation, LLOYD K. PARRISH, Jr., an individual and STEVEN M. FEDER d/b/a FEDER LAW FIRM.

Case No.: 2005 CV 8902 Division 18

CONFESSION OF JUDGMENT

     The Defendant Banyan Corporation and certain Banyan subsidiaries Chiropractic USA, Inc; Premier Medical Group, Inc. and Virtual Medical Systems, Inc. hereby jointly and severally enter into this Confession of Judgment in the above referenced action.

     Banyan Corporation and the above named subsidiaries hereby consent to entry of joint and several judgment in the above referenced action in favor of Feder Law Firm in the amount of $350,000 less any installment payments made to the date of default plus interest on the unpaid balance starting on the day notice of default is given at the rate of 22% per annum, plus all costs and attorney fees in collection. No deduction is to be provided for the initial payment of $250,000 paid, only installment payments made thereafter. This Confession of Judgment is subject to the terms of that certain Settlement Agreement dated January 10, 2007 by an among the Plaintiffs in the Civil Action (hereinafter collectively referred to as the “Plaintiffs”) Banyan Corporation (“Defendant”) Chiropractic USA, Inc; Premier Medical Group, Inc. and Virtual Medical Systems, Inc. (“Banyan Subsidiaries”), and Anderson Thompson Corporation, a Colorado corporation, Steven M. Feder PC d/b/a Feder Law Firm, Robert Simels, Lloyd K. Parrish, the Third-Party Defendants in said Civil Action hereinafter collectively

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 5 of 19

referred to as the "Third Party Defendants"). This document may be filed and judgment may enter thereon in accordance with the Settlement Agreement.

Dated: December 29, 2007.

/s/ Michael Gelmon
Banyan Corporation
By: Michael Gelmon, CEO

/s/ Cory Gelmom
Chiropractic USA, Inc
By: Cory Gelmon, President

/s/ James Gaetz
Premier Medical Group, Inc.
By: James Gaetz, President

/s/ James Gaetz
Virtual Medical Systems, Inc.
By: James Gaetz, President

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 6 of 19

Banyan Corporation

By: /s/ Michael Gelmon
Michael Gelmon, CEO

Province of Alberta	)

County of ______________________________________________________	)

The foregoing instrument was acknowledged before me December 29, 2006, by the Chief Executive Officer of Banyan Corporation

Witness my hand and official seal

/s/ Cory Gelmon
Notary Public
Address

My commission Expires: Does not expire

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 7 of 19

Chiropractic USA, Inc

By: /s/ Cory Gelmon
Cory Gelmon, President

Province of Alberta	)

County of _______________________	)

The foregoing instrument was acknowledged before me December 29, 2006, by the President of Chiropractic USA, Inc

Witness my hand and official seal

/s/ Michael Gelmon
Notary Public
Address

My commission Expires: Does not expire

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 8 of 19

Premier Medical Group, Inc

By: /s/ James Gaetz
James Gaetz, President

Province of Alberta	)

County of	)

The foregoing instrument was acknowledged before me December 29, 2006, by the President of Premier Medical Group, Inc

Witness my hand and official seal

/s/ Cory Gelmon
Notary Public
Address

My commission Expires: Does not expire

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 9 of 19

Virtual Medical Systems, Inc.

By /s/ James Gaetz
James Gaetz, President

Province of Alberta	)

County of	)

The foregoing instrument was acknowledged before me December 29, 2006, by the President of Virtual Medical Systems, Inc.

Witness my hand and official seal

/s/ Cory Gelmon
Notary Public
Address

My commission Expires: Does not expire

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 10 of 19

Cameron Yost

/s/ Cameron Yost

State of Colorado	)

County of El Paso	)

The foregoing instrument was acknowledged before me January 8, 2006, by Cameron Yost.

Witness my hand and official seal

/s/ Teresa Ann Butler
Notary Public
Address

My commission Expires: June 27, 2007

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 11 of 19

Byron Yost

/s/ Byron Yost

State of Colorado	)

County of Douglas	)

The foregoing instrument was acknowledged before me January 6, 2006, by Byron Yost.

Witness my hand and official seal

/s/ Illegible
Notary Public
Address

My commission Expires: 10/08/2008

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 12 of 19

Winston Yost

/s/ Winston Yost

State of Colorado	)

County of El Paso	)

The foregoing instrument was acknowledged before me January 6, 2007, by Winston Yost.

Witness my hand and official seal

/s/ Debbie Graham
Notary Public
Address

My commission Expires: 10-27-2009

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 13 of 19

Lyle Yost

/s/ Lyle Yost

State of Arizona	)

County of Maricopa	)

The foregoing instrument was acknowledged before me January 3, 2007, by Lyle Yost.

Witness my hand and official seal

/s/ David J. Dunlevy
Notary Public
Address

My commission Expires: July 31, 2009

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 14 of 19

Steven M. Feder PC d/b/a Feder Law Firm

/s/ Steven Feder

State of Colorado	)

County of Denver	)

The foregoing instrument was acknowledged before me January 11, 2007, by Steven M. Feder.

Witness my hand and official seal

/s/ Deidre M. Abdelrashid
Notary Public
Address

My commission Expires: 11/18/2010

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 15 of 19

Robert Simels

/s/ Robert M. Simels

State of New York	)

County of New York	)

The foregoing instrument was acknowledged before me January 11, 2007, by Robert Simels.

Witness my hand and official seal

/s/ Alexandra Vandoros
Notary Public
Address

My commission Expires: Sept. 20, 2009

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 16 of 19

Lloyd K. Parrish

/s/ Lloyd K. Parrish

State of Kansas	)

County of Sedgwick	)

The foregoing instrument was acknowledged before me January 10, 2007, by Lloyd K. Parrish.

Witness my hand and official seal

/s/ Richard A. Pape
Notary Public
Address

My commission Expires: 8/14/2008

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 17 of 19

Anderson Thompson Corporation

By: /s/ Cameron Yost
Cameron Yost, President

State of Colorado	)

County of Denver	)

The foregoing instrument was acknowledged before me January 12, 2007, by the President of Anderson Thompson Corporation.

Witness my hand and official seal

/s/ Deidre Abdelrashid
Notary Public
Address

My commission Expires: 11/18/2010

SETTLEMENT AGREEMENT AND CONFESSION OF JUDGMENT	Page 18 of 19

Larry Stanley

/s/ Larry Stanley

State of Texas	)

County of Young	)

The foregoing instrument was acknowledged before me January 10, 2007, by Larry Stanley

Witness my hand and official seal

/s/ Mona Bennett
Notary Public
Address

My commission Expires: 02/31/2010

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